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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The A Consulting Team, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2000, with respect to the consolidated financial statements and schedule of The A Consulting Team, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
New York, New York
November 27, 2000